UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 17, 2013

Date of report (Date of earliest event reported)

SOLAZYME, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35189	33-1077078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

225 Gateway Boulevard

South San Francisco, CA 94080

(Address of Principal Executive Offices)

94080

(Zip Code)

(650) 780-4777

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

In connection with the announcement of the proposed offering of $100 million aggregate principal amount of Convertible Senior Subordinated Notes due 2018 (the “Notes”), Solazyme, Inc. (the “Company”) is providing updated risk factors on this Current Report on Form 8-K. A copy of the risk factors is attached hereto as Exhibit 99.1 and is hereby incorporated by reference herein.

Item 8.01 Other Events.

On January 16, 2013, the Company announced the proposed offering of the Notes in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). As required by Rule 135c(d) under the Securities Act, the Company’s press release announcing the launch of the offering is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements regarding the Company’s financing plans, including statements related to the Company’s offering of the Notes and intended use of net proceeds of the offering. Such statements are subject to certain risks and uncertainties including, without limitation, risks related to whether the Company will offer or consummate the offering of the Notes, including whether the Company will be able to satisfy the conditions required to close any sale of the Notes, market and other general economic conditions, the actual or anticipated terms of the Notes and the anticipated use of the net proceeds from any sale of the Notes. The Company’s forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although the Company’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by the Company. As a result, you are cautioned not to rely on these forward-looking statements.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Risk factors

99.2	Press Release regarding the Company’s proposed offering of the Notes dated January 16, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SOLAZYME, INC. (Registrant)

Date: January 16, 2013	By:	/s/ TYLER PAINTER
Tyler Painter Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Risk factors

99.2	Press Release regarding the Company’s proposed offering of the Notes dated January 16, 2013